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                                                                     EXHIBIT 15





May 11, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:  Tollgrade Communications, Inc. and subsidiaries
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     1).  Form S-8 (Registration No. 333-4290 and Registration No. 333-83007)
          1995 Long-Term Incentive Compensation Plan and Individual Stock Options Granted to Certain Directors and Employees Prior to the Adoption of the Plan

     2). Form S-8 (Registration No. 333-52907 and Registration No. 333-55470) 1998 Employee Incentive Compensation Plan


Commissioners:

We are aware that our report dated April 11, 2001 on our review of interim financial information of Tollgrade Communications, Inc. and subsidiaries as of and for the three month period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements referred to above.


Very truly yours,


/s/ PricewaterhouseCoopers LLP